JONES, JENSEN & COMPANY, LLC
                 Certified Public Accountants and Consultants
                       50 South Main Street, Suite 1450
                          Salt Lake City, Utah 84144
                           Telephone (801) 328-4408
                           Facsimile (801) 328-4461

                       CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Twinview, Inc.
Salt Lake City, Utah 84102

We hereby consent to the use in this Amendment No. 2 to the Registration Statement of Twinview, Inc. on Form SB-2, of our report dated March 13, 2000 of Twinview, Inc. for the year ended December 31, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ Jones Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
May 4, 2000